SCHEDULE 14A

(Rule 14a-101)

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

RURAL/METRO CORPORATION

(Name of Registrant as Specified In Its Charter)

Not Applicable.

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

The following is an except from the script read by an executive officer of Rural/Metro Corporation, a Delaware corporation (the “Company”), during an investor conference call held February 13, 2004 in regard to the Company’s results for the quarter ended December 31, 2003, and related matters:

“Our final topic this morning regards an important proposal that we will ask stockholders to consider at our next annual meeting. The proposal will call for the authorization of additional shares of the company’s common stock so that we may initiate conversion of Series B and Series C redeemable preferred stock that was granted to our lenders.

As you may recall, the preferred shares were provided to our banks in conjunction with two amendments to our credit facility in 2002 and 2003. These actions resulted in the creation of a favorable environment for us to grow and strengthen the company without the undue risk of short-term refinancing pressures. The agreement also extended the facility’s maturity date through December 31, 2006.

We believe that the long-term benefits are significant and management fully supports this proposal. We are hopeful that stockholders will give the proposal their full consideration when they receive their proxies.”

Additional Information and Where to Find It

The Company intends to file a preliminary proxy statement regarding the proposal to authorize additional shares of common stock with the Securities and Exchange Commission, and it intends to mail a definitive proxy statement to its stockholders regarding the proposal. Investors and stockholders of the Company are urged to read the definitive proxy statement when it becomes available because it will contain important information about the Company and the proposal to authorize additional common shares to be used to convert the preferred shares issued in connection with the Company’s amended credit facility into common shares. Investors and stockholders may obtain a free copy of the definitive proxy statement (when it is available) and all of the Company’s annual, quarterly and special reports at the SEC’s web site at www.sec.gov. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the conversion proposal. Information regarding the security ownership and other interests of the Company’s executive officers and directors will be included in the definitive proxy statement.